                                                                   EXHIBIT 10.31


                        FOUNDER STOCK PURCHASE AGREEMENT

     This Founder Stock Purchase Agreement is dated as of the 23rd day of December, 1997 (the "Effective Date") by and between MachOne Communications, Inc., a California corporation (the "Company"), and Peter D. Olson ("Founder").


                                   WITNESSETH:

     WHEREAS, Founder is a founder and a key employee of the Company.

     WHEREAS, the Company desires to issue and the Founder desires to acquire stock of the Company as herein described, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1. Number of Shares and Price Per Share. The Founder hereby agrees to purchase from the Company and the Company agrees to sell to the Founder 2,331,000 shares of the Company's Common Stock (the "Stock") with a fair market value of $2,331.00 (or $0.001 per share). The consideration for the Stock (the "Purchase Price") will be paid by Purchaser in cash by check or by promissory note concurrent with the execution of this Agreement against the Company's delivery of a stock certificate evidencing the Stock.

     2. Unvested Share Repurchase Option. The Company shall have the option (the "Unvested Share Repurchase Option") to reacquire any shares purchased pursuant to this Agreement which have not vested in the Founder pursuant to subsection 2(a) (the "Unvested Shares") under the terms set forth in this
Section 2.

          (a) Vesting of Shares. The "Initial Vesting Date" shall be October 3, 1997. The shares of Stock purchased by the Founder will vest (the "Vested Shares") on and after the Initial Vesting Date in accordance with the following formula:

Date                                    Number of Shares Vested
----                                    -----------------------
On the Initial Vesting Date             801,276 shares of Stock will vest

For each of the following full months   An additional 1.5625% of the
of the Company's continuous             Stock will vest (36,422
employment of Founder following         shares) for each full month of
the Effective Date                      service,

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     Provided that the aggregate number of shares of Stock constituting Vested
Shares may not exceed 2,331,000 shares (as adjusted for stock splits and the like). In the event a fraction of a share is vested, the number of vested shares shall be rounded to the nearest whole number.

          (b) Exercise of Unvested Share Repurchase Option. If the Founder's employment with the Company is terminated for any reason, with or without cause, voluntarily or involuntarily, including termination due to death or disability (as defined below), or if the Founder or the Founder's legal representative attempts to dispose of any Unvested Shares other than as allowed in this Agreement the Company may exercise the Unvested Share Repurchase Option by written notice to the Escrow Agent (as defined in Section 8) and to the Founder or the Founder's legal representative within 60 days after such termination or after the Company has received notice of the attempted disposition.

          (c) Payment for Shares and Return of Shares. Payment by the Company to the Escrow Agent on behalf of the Founder or the Founder's legal representative shall be made in cash within 60 days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any promissory note of the Founder to the Company shall be treated as payment to the Founder in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share being purchased by the Company pursuant to the Unvested Share Repurchase Option shall be $0.001 per share, adjusted appropriately to reflect any stock split, stock dividend, recapitalization, etc. Within 30 days after payment by the Company, the Escrow Agent shall give the shares which the Company has purchased to the Company and shall give the payment received from the Company to the Founder.

          (d) Early Termination of Unvested Share Repurchase Option. The other provisions of Section 2 notwithstanding, upon any Transfer of Control (as defined below), the Unvested Share Repurchase Option shall terminate as of a date prior to the Transfer of Control, as the Board so determines, or if no such determination is made, two days prior to the closing of the transaction involving the Transfer of Control. Any such termination that was permissible solely by reason of this subsection 2(d) shall be conditioned upon the consummation of the Transfer of Control. For purposes of this subsection 2(d), a Transfer of Control shall be deemed to have occurred upon any of the following events: (i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; (ii) a merger in which the shareholders of the Company before the merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; or (iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one or more corporations where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

          (e) Transfers Not Subject to the Unvested Share Repurchase Option. The Unvested Share Repurchase Option shall not apply to a transfer of shares of the Stock to the Founder's ancestors, descendants or spouse or to a trustee for their benefit or the benefit of the

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Founder, provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the shares of the Stock subject to all the terms and conditions of this Section 2.

          (f) Assignment of Unvested Share Repurchase Option. The Company may assign the Unvested Share Repurchase Option to one or more persons, who shall have the right to exercise the Unvested Share Repurchase Option in his or her own name for his or her own account.

     3. Right of First Refusal. Before any shares of the Stock registered in the name of Founder may be sold or transferred (including transfer by operation of law), such shares shall first be offered to the Company, which will have the right to purchase all or any part of such shares proposed to be transferred ("Right of First Refusal"), in the following manner:

          (a) Transfer Notice. The Founder or his or her legal representative shall first give written notice (the "Transfer Notice") of any proposed transfer to the Company. The Transfer Notice shall name the proposed transferee, state the number of shares of Stock to be transferred, the price per share and all other terms of the offer. The Transfer Notice shall be signed by the Founder or his or her representative and the prospective transferee and must constitute a binding agreement for the transfer of the Stock subject only to the Right of First Refusal.

          (b) Bona Fide Determination. Within 30 days of delivery of the Transfer notice, the Company's Board of Directors shall determine the bona fide nature of the proposed transfer and give the Founder written notice of its determination. If the proposed transfer is deemed to be bona fide, the remaining subsections of this section shall apply to the sale. If the proposed transfer is deemed not to be bona fide, the Founder will be responsible for providing additional information to the Board to show the bona fide nature of the proposed transfer and no Stock will be transferred on the books of the Company until the Board has approved the proposed transfer as bona fide.

          (c) Failure to Exercise; Exercise. If the Company elects not to or fails to exercise in full the Right of First Refusal within 30 days from the later of the date the Transfer Notice is delivered to the Company or 30 days after the date the transfer is determined to be bona fide (if the Founder is required to provide additional information as provided in Section 3(b)), the Founder may, by the later of 60 days after the delivery of the Transfer Notice to the Company or 30 days after the date the transfer is determined to be bona fide (if the Founder is required to provide additional information as provided in Section 3(b)), conclude a transfer of the shares of Stock subject to the Transfer Notice which have not been purchased by the Company pursuant to exercise of the Right of First Refusal on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Founder, shall again be subject to the Right of First Refusal and shall require compliance by the Founder with the procedure described in this
Section 3. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of shares of Stock on the terms set forth in the Transfer Notice by the later of 60 days after the delivery of the Transfer Notice to the Company or 30 days after the date the transfer is determined to be bona fide (if the Purchaser is required to provide additional information as provided in Section 3(b)); provided, however, in the event the Transfer

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Notice provides for the payment for the shares of Stock other than in cash, the
Company shall have the option of paying for the shares of Stock by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company.

          (d) Condition to Transfer. All transferees of shares of Stock or any interest therein other than the Company shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such shares of Stock or interests subject to the provisions of this Agreement, including the Right of First Refusal.

          (e) Assignment of Right of First Refusal. The Company may assign the Right of First Refusal to one or more persons, who shall have the right to exercise the Right of First Refusal in his or her own name for his or her own account.

          (f) Termination. The Right of First Refusal will terminate upon the closing of a firm commitment underwritten public offering to the public of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "IPO").

          (g) Transfer Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to a transfer of shares of the Stock to the Founder's ancestors, descendants or spouse or to a trustee for their benefit or the benefit of the Founder, provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the shares of Stock subject to all the terms and conditions of this Section 3.

     4.   Piggyback Registration Rights.

          (a) If the Company shall determine to register any of its securities either for its own account or the account of a shareholder(s) exercising demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act of 1933, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Stock, the Company will promptly give to the Founder written notice thereof and include in such registration (and any related qualification under blue sky laws), and in any underwriting involved therein, the number of Vested Shares specified in a written request made by the Founder within fifteen (15) days after receipt of such written notice from the Company, except as set forth in Section 4(b) below.

          (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the right of any Founder to registration shall be conditioned upon the Founder's participation in such underwriting and the inclusion of such Founder's Stock in the underwriting pursuant to an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section, if the underwriter reasonably determines that marketing factors require a limitation on the number of shares to be underwritten the underwriter may exclude some or all

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

of the Stock with the number of shares that may be included in the registration and underwriting being allocated among the Founder and all other shareholders entitled to have securities included in such registration in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration (provided, however, that if the registration is for the account of shareholders exercising demand registration rights, the number of shares that may be included by the Founder shall be cut back entirely before any limitation on the number of shares that may be included by such shareholders).

          (c) All expenses of the registration shall be borne by the Company, except underwriting discounts and selling commissions applicable to the sale of any of Founder's Stock and any other securities of the Company being sold in the same registration by other shareholders, which shall be borne by the Founder and such other shareholders pro rata on the basis of the number of their shares registered.

     5. Stock Dividends, etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which Founder is entitled by reason of Founder's ownership of Unvested Shares or Stock shall be immediately subject to the Unvested Share Repurchase Option or the Right of First Refusal, respectively, with the same force and effect as the Unvested Shares or Stock.

     6. Consent of Spouse. If the Founder is married on the date of this Agreement, the Founder's spouse shall execute a Consent of Spouse in the form of Exhibit A hereto, effective on the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Stock that do not otherwise exist by operation of law or the agreement of the parties. If the Founder should marry or remarry subsequent to the date of this Agreement, the Founder shall within thirty (30) days thereafter obtain his or her new spouse's acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by signing an additional Consent of Spouse in the form of Exhibit A.

     7. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION AND RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.

          (b) "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE

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

COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

          (c) Any legend required to be placed thereon by the federal or state securities authorities.

     8. Warranties and Representations. In connection with the proposed purchase of the Stock, the Founder hereby agrees, represents and warrants as follows:

          (a) The Founder is purchasing the Stock solely for his own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 as amended (the "Act"). The Founder further represents that he or she does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof; and that the entire legal and beneficial interest of the Stock he or she is purchasing is being purchased for, and will be held for the account of, the Founder only and neither in whole nor in part for any other person.

          (b) The Founder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Founder further represents and warrants that he or she has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as he or she deems necessary and appropriate to enable him or her to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

          (c) The Founder realizes that his or her purchase of the Stock will be a highly speculative investment, and he is able, without impairing his financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on his investment.

          (d) The Company has disclosed to the Founder that:

              (i) The sale of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock;

              (ii) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

     9. Escrow. As security for his faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Stock upon exercise of the Unvested Share Repurchase Option and the Right of First Refusal herein provided for, the Founder agrees to deliver to and deposit with Gray Cary Ware & Freidenrich, a Professional Corporation (the "Escrow Agent"), as Escrow Agent in this transaction, two Stock Assignments duly endorsed

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(with date and number of shares blank) in the form attached hereto as Exhibit B, together with the certificate or certificates evidencing the Stock. Such documents shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Founder set forth in Exhibit C attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

     10. Transfers in Violation of Agreement. The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     11. Rights as Shareholder. Subject to the provisions of this Agreement, the Founder shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in escrow.

     12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     13. "Market Stand-Off" Agreement. Founder hereby agrees that in connection with the IPO, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of common stock of the Company following the effective date of the registration statement of the Company filed under the Securities Act with respect to the IPO, he shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by him at any time during such period except common stock included in such registration. Founder agrees to the terms of any form of such a stand-off agreement as approved by the company or the underwriter of the IPO.

     14. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, or upon delivery to an overnight courier service addressed to the other party at the address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

     15. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each party, including, without limitation, in the case of the Founder, Founder's heirs, executors, administrators, successors and assigns.

     16. Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, shall be construed under the laws of the State of California (as it applies to agreements between California residents, entered into and to be performed entirely within California), and constitutes the entire agreement of the parties with respect to the subject matter hereof

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

superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties.

     17. Right to Specific Performance. The Founder agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

     18. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

     19.  Tax Consequences and Tax Election Notification.

          (a) The Founder understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context "restriction" means the right of the Company to buy back the stock pursuant to the Unvested Share Repurchase Option. The Founder understands that he or she may elect to be taxed at the time the Stock is purchased rather than when and as the Unvested Share Repurchase Option expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service (the "IRS") within 30 days from the date of purchase. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. The Founder understands that failure to make this filing timely will result in the recognition of ordinary income by the Founder, as the Unvested Share Repurchase Option lapses, on the difference between the purchase price and the fair market value of the Stock at the time such restriction lapses.

          (b) The Founder understands that the purchase price of the Stock has been set by the Board of Directors and that the Company believes this valuation is a fair attempt to appraise it. The Founder understands, however, that if the Founder files a Section 83(b) election, the Company can give no assurances that the purchase price will be accepted as the fair market value of the Stock by the IRS, and that the IRS could assert that the value of the Stock on the Date of purchase was substantially greater than the purchase price.

          If the IRS were to successfully argue in a tax determination that the Stock had a value greater than the price paid by the Founder, and the Founder has filed a Section 83(b) election, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by the Founder. There is no provision for the Company to reimburse the Founder for any potential tax liability, and the Founder assumes all responsibility for any such liability. If the additional value attributed to the Stock was more than 25 percent of the Founder's gross income for the year in which that value was taxable, the IRS would have six years from the due date for filing of the Founder's the return (or the actual filing date of the return if filed thereafter) within which to assess the additional tax and interest.

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     THE FOUNDER ACKNOWLEDGES THAT IT IS THE FOUNDER'S SOLE RESPONSIBILITY AND
NOT THE COMPANY'S RESPONSIBILITY TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE FOUNDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE FOUNDER'S BEHALF. THE FOUNDER FURTHER UNDERSTANDS THAT ANY PURPORTED ELECTION PURSUANT TO SECTION 83(b) MUST COMPLY WITH THE PROVISIONS OF TREASURY REGULATION SECTION 1.83-2. FOUNDER ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO SEEK THE ASSISTANCE OF A TAX ADVISOR IN THIS MATTER.

          (c) The Founder shall notify the Company in writing if Founder files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from Founder evidence of such filing, to claim a tax deduction for any amount which would be taxable to Founder in the absence of such an election.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"FOUNDER"                               "COMPANY"

Peter D. Olson                          MachOne Communications, Inc.

/s/ PETER D. OLSON                      By: /s/ PETER D. OLSON
    ---------------------------------       ---------------------------------
Peter D. Olson

Address:                                Title: President
        -----------------------------          ------------------------------

-------------------------------------


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                                    EXHIBIT A

                                CONSENT OF SPOUSE

     I, ____________ spouse of ___________ acknowledge that I have read the Founder Stock Purchase Agreement dated as of ___________ 1997, to which this Consent is attached as Exhibit A (the "Agreement") and that I know its contents. I am aware that by its provisions the Company has the option to purchase certain shares of Stock of the Company which my spouse owns pursuant to the Agreement including any interest I might have therein, upon termination of his employment under circumstances set forth in the Agreement, and that certain other restrictions are imposed upon the sale or other disposition of the Stock during my spouse's lifetime and in the event of his death.

     I agree that my interest, if any, in the Stock subject to the Agreement shall be bound by the Agreement and further understand and agree that any community property interest I may have in the Stock shall be similarly bound by the Agreement.

     Signed and Dated: ____________ .

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, __________ hereby sells, assigns and transfers unto ________ _______ (____) shares of the Common Stock of MachOne Communications, Inc., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. _______ herewith, and do hereby irrevocably constitute and appoint __________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.


Date: December 23, 1997                 By: /s/  PETER D. OLSON
                                            ---------------------------------
                                            Peter D. Olson

                                    EXHIBIT A

                                CONSENT OF SPOUSE


     I, Jane E. Olson, spouse of Peter D. Olson, acknowledge that I have read the Founder acknowledge that I have read the Founder Stock Purchase Agreement dated as of _________, 1997, to which this Consent is attached as Exhibit A (the "Agreement") and that I know its contents. I am aware that by its provisions the Company has the option to purchase certain shares of Stock of the Company which my spouse owns pursuant to the Agreement including any interest I might have there upon termination of his employment under circumstances set forth in the Agreement, and that certain other restrictions are imposed upon the sale or other disposition of the Stock during my spouse's lifetime and in the event of his death.

     I agree that my interest if any, in the Stock subject to the Agreement shall be bound by the Agreement and further understand and agree that any community property interest I may have in the Stock shall be similarly bound by the Agreement.

     Signed and Dated: /s/   JANE E. OLSON
                       --------------------------------

                                   EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto ____________________________ (________) shares of the Common
Stock of MachOne Communications, Inc., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. ____ herewith, and do hereby irrevocably constitute and appoint ______________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.


     Date: ______________________            By:  /s/ PETER D. OLSON
                                                --------------------------------
                                                 Peter D. Olson